Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in McKesson Corporation Registration Statement No. 333-181118 on Form S-8 of our report dated September 21, 2015, relating to the financial statements and financial statement schedule of the McKesson Corporation Profit-Sharing Investment Plan appearing in this Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the year ended March 31, 2015.

/s/ Deloitte & Touche LLP

San Francisco, California
September 21, 2015